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                            JOINT FILING AGREEMENT


        Pursuant to Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of the hereby agrees to the joint filing of this statement on Schedule 13D under the Exchange Act and any additional amendments thereto relating to the equity securities of WorldCorp, Inc., a Delaware corporation. Such Schedule 13D statement and amendments thereto, when signed and filed by the undersigned, shall be deemed to be filed on behalf of each of them.

Date: May 24, 1999

                                   ROTHSCHILD RECOVERY FUND L.P.


                                   By: Rothschild Recovery Associates LLC,
                                       its general partner

                                   By:   /s/ Cheryl G. Gordon
                                         ___________________________________
                                   Name:     Cheryl G. Gordon
                                   Title:    Managing Member


                                   ROTHSCHILD RECOVERY ASSOCIATES LLC

                                   By:  /s/ Cheryl G. Gordon
                                        ___________________________________
                                   Name:    Cheryl G. Gordon
                                   Title:   Managing Member

                                       /s/ Cheryl G. Gordon
                                       ___________________________________
                                        Cheryl G. Gordon

                                       /s/ Wilbur L. Ross, Jr.
                                       ___________________________________
                                        Wilbur L. Ross, Jr.